                         AHN PARTNERS, L.P.
                         ADMISSION AGREEMENT


         ADMISSION AGREEMENT, dated as of April __, 1996, by and between ACCESS HEALTH, INC., a Delaware corporation (the "Subscriber"), and AHN PARTNERS, L.P., a Delaware limited partnership (the "Company") of which AMERICA'S HEALTH NETWORK, L.L.C., a Delaware limited liability company (the "General Partner"), is the sole general partner.

    1.   AGREEMENT TO SUBSCRIBE.

         (a)  The Subscriber hereby subscribes for and agrees to purchase,

              [X]  as a Class A Partner,  or

              [_]  as a Class B Partner,

              (i) the interest in the Company (the "First Closing Partnership Interest") set forth opposite the name of the Subscriber on the signature page to this Admission Agreement (expressed in terms of a percentage representing the Post Recoupment Percentage Interest (as defined in the Partnership Agreement [as defined below] to be owned by the Subscriber subject to the terms and conditions of the Partnership Agreement), and the Company hereby agrees to issue and sell such Percentage Interests to the Subscriber, on the terms set forth herein, for the purchase price (the "First Closing Purchase Price") equal to the dollar amount set forth as such opposite the name of the Subscriber on the signature page to this Admission Agreement; and

              (ii) the interest in the Company (the "Second Closing Partnership Interest"), if any, set forth opposite the name of the Subscriber on the signature page to this Admission Agreement (also expressed in terms of a percentage representing the Post Recoupment Percentage Interest to be owned by the Subscriber subject to the terms and conditions of the Partnership Agreement), and the Company hereby agrees to issue and sell the Second Closing Partnership Interest to the Subscriber, on the terms set forth herein, for the purchase price (the "Second Closing Purchase Price") equal to the dollar amount set forth as such opposite the name of the Subscriber on the signature page to this Admission Agreement.



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

The Subscriber acknowledges that the First Closing Partnership Interest shall be subject to dilution from the sale of the Second Closing Partnership Interest to the Subscriber, if any, and from sales of interests in the Company to other subscribers contemporaneously with the Second Closing (as defined in Section 1(c)).

         (b) The First Closing Partnership Interest and the Second Closing Partnership Interest are collectively referred to in this Agreement as the "Partnership Interest." The First Closing Purchase Price shall be payable to the following account, which shall be a separate, segregated account (the "Escrow Account") maintained by Allen & Company Incorporated in its capacity as escrow agent (the "Escrow Agent"):

                   To:  Chemical Bank
                   ABA# 021000128
                   Account Name:  ALLEN & COMPANY INCORPORATED
                   A/C No.: 610-661-566

The Subscriber agrees and acknowledges that Allen shall have full discretion to invest the funds in Dreyfus Treasury Prime Cash Management (the "Fund"), which is a money market fund investing in securities issued and guaranteed as to principal and interest by the U.S. Government, including U.S. Treasury Securities.

If and to the extent that (i) on or prior to the date hereof PJHP (as defined in the Partnership Agreement) or any Affiliate (as defined in the Partnership Agreement) of PJHP (collectively, "PJHP") delivers to the Company a fully executed Admission Agreement in the form of this Agreement (other than with respect to the information set forth on Schedule A hereto), pursuant to which PJHP has agreed to subscribe for a First Closing Partnership Interest of [ ]% for a First Closing Purchase Price of $[ ] and a Second Closing Partnership Interest of [ ]% for a Second Closing Purchase Price of $[ ] (in each subject to the receipt of consent from its board of directors) and (ii) on or prior to May 15, 1996 PJHP pays the First Closing Purchase Price for its First Closing Partnership Interest by cancelling all of obligations for borrowed money due PJHP from the Company and the balance of such price by cash, then the First Closing Purchase Price paid by the Subscriber into the Escrow Account and any Affiliate will be paid to the Company. In all other cases, the Company will cause the First Closing Purchase Price paid by the Subscriber to be returned to the Subscriber promptly after May 15, 1996, together with all interest earned therein at the rate paid by the Fund to an account to be designated in writing by the Subscriber, in which case all transactions occurring at the First Closing shall automatically be fully rescinded and shall be of no further force or effect with respect to either the Company or the Subscriber. The Second Closing Purchase Price shall be payable by wire transfer of immediately available funds to the following bank account of the Company:

                   To:  SunTrust Bank, Central Florida, N.A.

                                            [ ] Confidential Treatment Requested

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                        200 South Orange Avenue
                        Orlando, FL  32801

                        407-237-4986

                        ABA# 063102152

                   For Benefit of:
                        AHN Partners, L.P.
                        1000 Universal Studios Plaza B-22A
                        Orlando, FL  32819-7610

                   Account No: 0215-252-137-195

         (c) The Escrow Agent's obligations and duties in connection herewith are confined to those specifically stated in this Agreement. The Escrow Agent shall not be in any manner liable or responsible for the sufficiency, correctness, genuineness or validity of any instruments deposited with it or with reference to the form of execution thereof, or the identity, authority or rights of any person executing or depositing same. The Escrow Agent shall not be liable for any loss which may occur, except for its own gross negligence or willful misconduct. The Company and the Subscriber hereby agree to jointly indemnify the Escrow Agent for, and to hold it harmless against any loss, liability or expense arising out of or in connection with this Agreement and carrying out its duties hereunder, including the costs and expenses of defending itself against any claim of liability, except in those cases where the Escrow Agent has been guilty of gross negligence or willful misconduct. Anything in this agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

         (d) The closing of the purchase and the sale of the First Closing Partnership Interest (the "First Closing") and the closing of the purchase and the sale of the Second Closing Partnership Interest (the "Second Closing," and, together with the First Closing, the "Closings") shall take place at the offices of Blumenthal & Lynne, a Professional Corporation, at 488 Madison Avenue, New York, New York, counsel for the Company, or at such other place as may be agreed upon by the Company, the Subscriber and each of the other persons (the "Other Subscribers") whose names are set forth on Schedule A-1 to the Partnership Agreement as persons who will become Class A Partners of the Company. The First Closing shall take place on April 16, 1996, or other date or other time, as may be agreed upon by the Company, the Subscriber and each of the Other Subscribers. The Second Closing shall be held on January 6, 1997, or other date or other time, as may be agreed upon by the Company, the Subscriber and each of the Other Subscribers.

    2.   ADOPTION OF THE PARTNERSHIP AGREEMENT.

         The Subscriber hereby intends that its signature hereon shall constitute an irrevocable subscription to the Company for the Partnership Interest as well as the specific acceptance and adoption of each and every provision of that certain Amended and Restated Limited Partnership Agreement, dated as of April 3, 1996 (the "Partnership Agreement"), which Partnership Agreement is incorporated herein and made a part hereof by reference, and hereby agrees to be bound and governed by the provisions of the Partnership Agreement.

    3.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.   As a material
inducement to the Subscriber to enter into and perform its obligations under this Agreement, the Company hereby represents and warrants that, except as disclosed in the Disclosure Schedule dated as of the date of this Agreement and attached to this Agreement (the "Disclosure Schedule"):

         (a) ORGANIZATION, STANDING, ETC. The Company is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite partnership power and authority to own and operate its properties and to carry on its business and to enter into this Agreement and issue the Partnership Interests. The Company has delivered to the Subscriber a complete and correct copy of the Partnership Agreement. The Company has no direct or indirect ownership interest (by way of stock ownership or otherwise) in any other firm, corporation, association or business enterprise.

         (b) QUALIFICATION TO DO BUSINESS. The Company is duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in each jurisdiction wherein the ownership of its property or the conduct of its business requires such qualification or license and where the failure to be so qualified or licensed might have a material adverse effect on the Company. The Company has all requisite power and authority to own and operate its properties, to lease the properties it leases and to conduct its business in the manner and in the jurisdictions where now conducted.

         (c)  CAPITALIZATION.

              (i) After giving effect to the issuance of the all partnership interests contemplated by the Partnership Agreement, the respective Post Recoupment Percentage Interests of the Partners will be as set forth in Schedule A-2 to the Partnership Agreement.

              (ii) Except as set forth in Schedule A-2 to the Partnership Agreement, the Company has neither granted or issued, nor agreed to grant or issue, any option, warrant or other commitment to issue or to acquire any partnership interest.

         (d)  FINANCIAL STATEMENTS.   Incorporated as part of the Disclosure
Schedule is the unaudited consolidated balance sheet of the Company as of March 31, 1996 (the "Balance

Sheet"). The Balance Sheet (i) was compiled from the books and records of the Company regularly maintained by management and used to prepare the financial statements of the Company prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied with prior periods; and (ii) present fairly the financial position of the Company at March 31, 1996 in accordance with GAAP.


         (e) ABSENCE OF UNDISCLOSED LIABILITIES. Except for liabilities which are set forth in the Balance Sheet which have arisen in the ordinary course of business in amounts usual and normal, both individually and in the aggregate, for the Company (none of which are liabilities for breach of contract, breach of warranty, torts, infringements, claims or lawsuits), the Company has no material obligations or liabilities (whether accrued, absolute, contingent, unliquidated, or otherwise, whether due or to become due) arising out of actions, inactions or transactions entered into or any state of facts existing at or prior to the date hereof, including without limitation any liabilities for federal state or local taxes arising from the dissolution of America's Health Network, Inc.

         (f) NO VIOLATION. The performance by the Company and the General Partner of their respective obligations hereunder and the consummation of the transactions contemplated hereby will not (i) violate, conflict with or result in a breach of any provision of the Partnership Agreement; (ii) violate, or be in conflict with, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or cause the acceleration of the maturity of any debt or obligation of the Company under, require the consent of any other party to, constitute a breach of, create a loss of a material benefit under, or result in the creation or imposition of any lien upon any property or assets of the Company or the General Partner under, any mortgage, indenture, lease, agreement or other instrument to which the Company or the General Partner is a party or by which the Company or the General Partner or the assets thereof, may be bound; (iii) violate any statute or law or violate any judgment, decree, order, regulation or rule of any court or governmental authority to which the Company or the General Partner is subject; or (iv) violate any contract, agreement or commitment to which the Company or the General Partner is bound.

         (g) NO MATERIAL ADVERSE CHANGE. Since December 31, 1995, neither the business, operations, property nor affairs of the Company have been materially adversely affected by any occurrence or development, whether or not insured against, and the Company has no knowledge of any threatened occurrence or development which would, individually or in the aggregate, materially adversely affect its properties or assets, its business, operations or affairs.

         (h) VALIDITY OF THIS AGREEMENT. The execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate actions. The execution and delivery of this Agreement will not violate any provision of law and will not conflict with, or result in a breach of any of the terms of, or constitute a default under any agreement, instrument or other restriction to which the Company is a party or by which it is bound.

         (i) CONSENTS. No consent, approval or authorization of or designation, declaration or filing with any other person, including without limitation any governmental authority, on the part of the Company is required in connection with the valid execution, delivery or performance of this Agreement or the consummation of any transaction contemplated hereby.

         (j) TITLE TO PROPERTIES; ENCUMBRANCES. The Company has good and marketable title to all of its properties and assets (tangible and intangible), subject to no Liens (as defined below) other than the following:

           (i) the Company's leases of its office and production facilities;

          (ii) the Company's license of intangible rights from IVI Publishing, Inc. pursuant to the License Agreement, dated May 25, 1995 and other license agreements entered into in the ordinary course of its business;

         (iii) deposits under worker's compensation, unemployment insurance and similar laws or secure statutory obligations; and

          (iv) Liens created in conjunction with equipment leases to secure the lease obligation created thereby.

As used herein, "Liens" shall mean any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, claim, right, covenant, restriction, right of way, warrant, option or charge of any kind.

         (k) CONTRACTS AND COMMITMENTS. The Disclosure Schedule contains a complete list (stated without duplication) of all contracts and commitments of the Company which are material to the operations, business or financial condition of the Company (the "Material Contracts") and which will be enforceable against the Company after the Effective Date (other than agreements with physician/hosts paid at an annual rate of $100,000 or less). The Material Contracts are valid and binding and in full force and effect and there does not exist any default by the Company, or, to the Company's best knowledge, by any other party thereto, or event which with notice or lapse of time or both would constitute a default by the Company, or, to the Company's best knowledge, by any other party thereto, under a Material Contract which default would allow the termination thereof.

         (l) LITIGATION. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened in any court or before any governmental agency or instrumentality against or affecting the Company or the business, operations, financial condition or properties or assets of the Company, or which would prevent the carrying out of this Agreement of the Partnership Agreement, or any of the transactions contemplated hereby or thereby, or declare the same unlawful or cause the rescission hereof. The Company has not been charged with, nor to its knowledge, is it threatened with or under an investigation with respect to, any charge concerning any violation of any provision of any federal, state or local law, regulation, ordinance, order or administrative ruling, nor is the Company in default with respect to any order, writ, injunction or decree of any court, governmental agency or instrumentality.

         (m) SECURITIES LAWS. The sale of the Securities, as provided in this Agreement, is exempt from the registration and prospectus delivery requirement of the Securities Act of 1933, as amended (the "Securities Act"), and is registered or qualified (or is exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws. Neither the Company nor anyone acting on its behalf will take any action hereafter that would cause the loss of such exemption.

         (n) DISCLOSURE. None of this Agreement, the Disclosure Schedule, the Memorandum and the Forecast (Memorandum and Forecast being defined in Section 4.1) nor any certificate or other instrument referred to herein or otherwise furnished to the Subscriber by the Company contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading. There is no fact known to the Company relating to the business, affairs, operations, condition or prospects of the Company which materially adversely affects the same and which has not been disclosed to the Subscriber by the Company.


    4.   REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER.

         The Subscriber acknowledges that the Partnership Interest is offered pursuant to an exemption from registration under the Securities Act. In connection therewith the Subscriber makes the following representations, warranties and acknowledgements, realizing that they are being relied upon by the Company for purposes of determining the Subscriber's suitability as an investor in the Company and compliance by the Company with applicable Federal and state securities laws and regulations:

         (a) The Subscriber has read the Confidential Private Placement Memorandum entitled "America's Health Network, G.P." and dated August 1995, together with the supplement thereto dated March 18, 1996 (as so amended, the "Memorandum") and the Forecast Financial Statements of AHN Partners, L.P. (together with assumptions) dated March 29, 1996 (the "Forecast"). The Subscriber has such knowledge and expertise in financial and business matters that the Subscriber is capable of evaluating the merits and risks of an investment in the Partnership Interest and the Subscriber is able to bear the economic risk of investment in the Company Interest and the complete loss of the Subscriber's investment.

         (b) The Subscriber has received and read or reviewed and is familiar with the Partnership Agreement and such other documents which relate to its subscription for the Partnership Interest, and the Subscriber confirms that all documents, agreements, records and books pertaining to the investment in the Company and requested by the Subscriber have been made available or delivered to the Subscriber.

         (c) The Subscriber has obtained, to the extent the Subscriber has deemed necessary, the Subscriber's own personal professional advice with respect to the risks inherent in investment in the Partnership Interest, the suitability of such investment in light of the Subscriber's financial condition and investment needs, and legal, tax and accounting matters.

         (d) In connection with the Subscriber's acquisition of the Partnership Interest, the Subscriber has been afforded the opportunity to ask questions of and receive answers from representatives of the General Partner and from persons authorized to act on the Company's behalf concerning (i) the terms and conditions of this investment, and (ii) the Company and its operations. In addition, the Subscriber has been afforded the opportunity to obtain any additional information which the Company possesses or could acquire without unreasonable effort or expense which the Subscriber requires in order to verify the accuracy of the information provided by the Company.

         (e) The Subscriber understands that future operating results of the Company are subject to events over which the Company will have only partial or no control and to various uncertainties inherent in the Company's activities. No representation has been made or could be made as to the amount of future profits or losses of the Company.

         (f) The Subscriber has adequate means of providing for its current needs and possible business contingencies, has no need for liquidity of investment in the Partnership Interest and has no reason to anticipate any change in business circumstances, financial or otherwise, which may cause or require any sale or distribution of the Partnership Interest.

         (g) The Subscriber understands that investment in the Company is an illiquid investment. In particular, the Subscriber recognizes that:

           (i) The Subscriber must bear the economic risk of investment in the Partnership Interest for an indefinite period of time, since the Partnership Interest has not been registered under the Securities Act, and, therefore, cannot be sold unless either it is subsequently registered under the Securities Act or an exemption from such registration is available and a favorable opinion of counsel for the Partnership to that effect is obtained (if requested by the General Partner);

          (ii) The Subscriber will not have the right to require registration of the Partnership Interest under the Securities Act and will not be entitled to the benefits of Rule 144 thereunder, and

         (iii) No established market for the Partnership Interest will exist and it is extremely unlikely that any public market for the Partnership Interest will develop.

         (h) The Subscriber represents that the Partnership Interest is being purchased by it or for its own account, for purposes of investment and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or beneficial interest in the Partnership Interest. The Subscriber understands and acknowledges that the Partnership Interest has not been registered under the Securities Act or under state laws.

         (i) The Subscriber, if a corporation, partnership, trust or other entity, is authorized and otherwise duly qualified to purchase and hold the Partnership Interest and to enter into this Admission Agreement.

         (j) All information which the Subscriber has provided to the Company concerning the Subscriber's financial position and knowledge of financial and business matters, or, in the case of a corporation, partnership, trust or other entity, concerning the knowledge of financial and business matters of the person(s) making the investment decision on behalf of such entity, is correct and complete as of the date set forth on the signature page hereof, and if there should be any adverse change in such information prior to his, her, or its subscription being accepted, he, she, or it will immediately provide the Company with such information.

         (k) The Subscriber acknowledges and is aware that the Company has no financial operating history; this is the Company's first venture; and the Partnership Interest involves a high degree of risk of loss by the Subscriber of its entire investment in the Company.

         (l) The Subscriber is an "accredited investor" as defined in Rule 501 under the Securities Act, inasmuch as the Subscriber is:

            (Please initial all applicable descriptions)
         ____ An entity with total assets at the time of purchase in excess of $5,000,000, which was not formed for the purpose of investing in the Company and which is one or more of the following:

                        _______   corporation;
                        _______   partnership;
                        _______   limited liability company; or
                        _______   a tax-exempt organization as described in
                                  Section 501(c)(3) of the Internal Revenue
                                  Code of 1986, as amended.

         ____ A personal (non-business) trust with total assets in excess of $5,000,000, which was not formed for the purpose of investing in the Company and whose decision to invest in the Company has been directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment.

         ____ Licensed, or subject to supervision, by U.S. Federal or state examining authorities as a "bank," "savings and loan association," "insurance company" or "small business investment company" (as such terms are used and defined in 17 CFR Section 230.501(a)).

         ____ Registered with the U.S. Securities and Exchange Commission (the
              "Commission") as a broker or dealer or an investment company, or has elected to be treated or qualifies as a "business development company" (within the meaning of Section 2(a)(48) of the Investment Company Act of 1940 or Section 202(a)(22) of the Investment Advisers Act of 1940).

         ____ Any other entity in which all of the equity owners are persons described above.

    5.   CONDITIONS OF THE SUBSCRIBER'S OBLIGATIONS.

         (a) CONDITIONS TO BE MET AT THE FIRST CLOSING. The Subscriber's obligations to purchase the First Closing Partnership Interest and pay the First Closing Purchase Price therefor are subject to the fulfillment to its reasonable satisfaction of the following conditions:

              (i) The representations and warranties of the Company made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall be true and correct at and as of the date of the First Closing (the "First Closing Date").

              (ii) Each of the other persons (the "Other Subscribers") whose names are set forth on Schedule A to the Partnership Agreement as persons who will become Class A Partners of the Company (other than PJHP) has entered into a Subscription Agreement with the Company substantially in the form of this Agreement and each of the Other Partners (other than PJHP) has paid the First Closing Purchase Price pursuant to the terms and conditions of such Subscription Agreement. PJHP has entered into a Subscription Agreement with the Company substantially in the form of this Agreement, except that its obligations shall be subject to the receipt of consent from its board of directors to the transactions contemplated thereby and which agreement shall terminate if such consent shall not have been received by May 15, 1996.

              (iii) The Subscriber and the Company shall have entered into that certain joint venture agreement, substantially in the form of Schedule II annexed hereto.

              (iv) The Subscriber and PJHP have entered into the Partnership Interest Option Agreement pursuant to which PJHP has granted the Subscriber the right to require a 4.00% Post Recoupment Percentage Interest from PJHP on thge terms and conditions set forth therein.

              (v) The Subscriber shall have received a certificate executed by the President of the Company, dated as of the Closing Date, certifying that the conditions specified in clauses (i) through (ii) of this Section 5(a) have been fulfilled.

              (vi) All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Subscriber, and Subscriber shall have received all such counterpart originals or certified or other copies of the Partnership Agreement and this Agreement as the Subscriber may reasonably request.

         (b) CONDITIONS TO BE MET AT THE SECOND CLOSING. The Subscriber's obligations to purchase the Second Closing Partnership Interest and pay the Second Closing Purchase Price therefor are subject to the fulfillment to its reasonable satisfaction of the following conditions:

              (i) The representations and warranties of the Company made in writing by or on behalf of the Company in connection with the transactions contemplated hereby shall be true and correct at and as of the date of the Second Closing (the "Second Closing Date").

              (ii) (A) As of December 31, 1996, the Company's television programming service (the "Network") shall be available for regular viewing by at least [ ]% of the number of full-time equivalent subscribers ("FTE's") projected by the Company's

                                          [ ] Confidential treatment requested
business plan dated March 29, 1996 (the "Business Plan") at the end of the third quarter of Year 1 (at least [ ] FTE's, based on a target of [ ] FTE's); or,

                   (B) Determined on a daily average basis, the Network shall have been available for regular viewing by at least [ ]% of the Average FTE's (as defined below) projected by the Business Plan during the first three quarters of Year 1 (at least [ ] Average FTE's, based on a target of [ ] Average FTE's). "Average FTE's" shall be determined by cumulating the number of FTE's according to the date on which the systems are to be added to the Network (pursuant to information provided by carriage affiliates as of March 13, 1996) multiplied by the number of days until the last day of the third quarter of Year 1, divided by 270 days.

The Company shall base its calculations on numbers of FTE's reported to the Company by its affiliates pursuant to their respective carriage agreements.

              (iii) (A) As at December 31, 1996, the Company's actual Gross Product Revenue (as defined below) shall be at least [ ]% of the Gross Product Revenue projected in the Business Plan cumulatively for the first three quarters of Year 1 (at least $[ ], based on a target of $[ ] Gross Product Revenue); or

                   (B) during the first nine months of operation, the Company's Gross Product Revenue shall be at least [ ]% of the Gross Product Revenue that would have been projected (using the formula set forth below) if the Average FTE's during the first three quarters of Year 1 had been projected to be less than the Average FTE's projected by the Business Plan, but in no event less than [ ]% of the projection contained in the Business Plan. In the case of (B), projected cumulative Gross Product Revenue shall be computed by using the following formula: Average FTE's during the first three quarters of Year [ ] Rating x [ ]% Buy Rate x $[ ] Average Order Size.

As used herein, "Gross Product Revenue" shall mean Gross Revenues (net of product returns), less Advertising/Syndication Revenue and Licensing Revenue, as determined from the Company's unaudited quarterly financial statements for the periods in question. Assumptions for Rating, Buy Rate and Average Order Size shall be those assumptions in the Business Plan.

              (iv) Aggregate Fixed Expenses (as defined below) and Capital Expenditures actually incurred by the Company during the nine months ending December 31, 1996 shall not exceed [ ]% of the aggregate amount budgeted therefor in the Annual Business Plan. As used herein, "Fixed Expenses" shall refer to all expense items in the "Supplementary Five Year Expense Detail by Department" included in the Company's Forecast Financial Statements dated March 29, 1996 (other than those expenses that vary as a function of the Company's revenue volume or marketing efforts); and the operative amounts thereof for

                                            [ ] Confidential Treatment Requested
purposes of comparison shall be the sum of the line item amounts budgeted for Q1-Year 1, Q2-Year 1 and Q3-Year 1.

              (v) The Company shall have delivered to the Subscriber a certificate at least 10 Business Days prior to the Second Closing to the effect that the Company has received oral or written confirmations from its carriage affiliates and others that operate and distribute systems that make the Channel available to subscribers to the effect that the Channel will be available to not fewer than [ ] FTE Subscribers (as defined in Section 3.5(b) of the Partnership Agreement) at March 31, 1997, when aggregated with those FTE Subscribers that have the Channel available as of December 31, 1996; and Access shall, in good faith, be satisfied with such certificate.


              (vi) PJHP has performed each of the obligations to be performed by it at the Second Closing.

              (vii) The Subscriber shall have received a certificate executed by the President of the Company, dated as of the Closing Date, certifying that the conditions specified in clauses (i) through (v) of this Section 5(b) have been fulfilled.

              (viii) All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Subscriber.

         (c) Any failure on the part of any Subscriber to pay any portion of the First Closing Purchase Price or the Second Closing Purchase Price when due shall render the Subscriber a "Delinquent Partner" under Section 4.2 of the Partnership Agreement and shall enable the Company and its Partners to employ the rights and remedies set forth therein, without limiting such additional rights or remedies as the Company or its Partners may have at law or in equity.

    6.   SUBSCRIBER'S INDEMNIFICATION.

         (a) The Subscriber acknowledges that the Company will rely upon the representations, warranties and agreements of the Subscriber set forth in
Section 4, each of which shall survive after the date of the Subscriber's execution and delivery of this Agreement. The Subscriber agrees to hold harmless and indemnify the Company and the General Partner and its officers, directors and stockholders and any other person who may be deemed to control the General Partner from and against all liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees) which it may incur by reason of the failure of the Subscriber to fulfill any of the terms or conditions of this Admission Agreement, or by reason

                                            [ ] Confidential Treatment Requested


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

of any inaccuracy or breach of the representations and warranties and agreements made by the Subscriber in Section 4 or in connection with the Partnership Interest in any manner whatsoever.

         (b) The Company acknowledges that the Subscriber will rely upon the representations, warranties and agreements of the Company set forth in Section 3, each of which shall survive after the date of the Subscriber's execution and delivery of this Agreement. The Company agrees to hold harmless and indemnify the Subscriber from and against all liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees) which it may incur by reason of the failure of the Company to fulfill any of the terms or conditions of this Admission Agreement, or by reason of any inaccuracy or breach of the representations and warranties and agreements made by the Company in Section 3 or in connection with the Partnership Interest in any manner whatsoever.


    7.   MISCELLANEOUS.

         (a) The Subscriber agrees that this Admission Agreement shall be binding upon the Subscriber's permitted successors and assigns. Notwithstanding the foregoing, the Subscriber may not assign this Admission Agreement without the prior written consent of the Company.

         (b) Notwithstanding any of the representations, war ranties, acknowledgements or agreements made herein by the Subscriber, the Subscriber does not thereby or in any other manner waive any rights granted to the Subscriber under United States or other applicable securities laws.

         (c) This Admission Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by such parties.

         (d) This Admission Agreement shall be enforced, governed and construed (both as to validity and performance) in all respects in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly in the State of Delaware.

         (e) Within five days after receipt of a written request from the Company, the Subscriber will provide such information, to execute and deliver such documents and to take, or forbear from taking, such actions as reasonably may be necessary to comply with any and all laws and ordinances to which the Company is subject.

         (f) All notices sent hereunder shall be in writing. If sent to the Company, such notices shall be addressed to the Company at its address in the Partnership Agreement. If sent to the Subscriber, such notices shall be addressed to the Subscriber at the address (including telecopier number) set forth below opposite its name.

         (g) The Subscriber and the Company agree that any legal suit, action or proceeding arising out of or relating to this Agreement may be instituted in a state, city or federal court in the State of New York; PROVIDED, that the Company may bring suit in the courts of any country or place where the Subscriber or any of its assets may be found and, by execution and delivery of this Agreement, the Subscriber irrevocably submits to such jurisdiction. To the extent permitted by law, the Subscriber irrevocably waives trial by jury and any objection which it may now or hereafter have to the venue of any suit, action or proceeding, arising out of or relating to the Partnership Agreement or this Agreement brought in the State of New York and to the extent permitted by law hereby further irrevocably waives any claim that any such suit, action or proceeding brought in the State of New York has been brought in an inconvenient forum. If any agent appointed by the Subscriber refuses to accept service, the Subscriber agrees that service upon it by certified mail return receipt requested sent to the address specified by the Subscriber below shall constitute sufficient notice. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Company to bring proceeding against the Subscriber in the courts of any other jurisdiction.

         (h) If the Subscriber defaults in the performance of any of its obligations under this Agreement, the Company shall have all rights and remedies provided at law and equity. All costs and expenses of collection, including attorneys' fees, shall be added to and become part of the obligations of the Subscriber under this Agreement.

         (i) This Admission Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

    IN WITNESS WHEREOF, each party hereto has caused this Admission Agreement to be duly executed on the date indicated beneath its name.


                             AHN PARTNERS, L.P., a Delaware
                                  limited partnership

                             By: America's Health Network, LLC,
                                  General Partner


                             By:
                                -----------------------------
                                  Name:
                                  Title:  Manager



                             ACCESS HEALTH, INC.



                             By:
                                -----------------------------
                                  Name:
                                  Title:

Name and Address of Subscriber:

Access Health, Inc.
11020 White Rock Road
Rancho Cordova, California  95670

Telephone: (916) 851-4100
Telecopier: (916) 852-2047

First Closing Partnership
Interest (expressed as
Post Recoupment Percentage
Interest):   [  ]                 Purchase Price: $5,000,000

Second Closing Partnership
Interest (expressed as
Post Recoupment Percentage
Interest):  [  ]                       Purchase Price: $5,000,000


                                            [ ] Confidential Treatment Requested

                         DISCLOSURE SCHEDULE


Material Contracts of the Company are as follows:

    1. Letter Agreement, dated as of May 25, 1995, between America's Health Network, Inc. ("AHN, Inc.") and IVI Publishing, Inc.

    2. Agreement, dated as of June 8, 1995, between AHN, Inc. and Mayo Foundation for Medical Education and Research.



    3. Business Center Lease, dated June 30, 1995, between AHN, Inc. and Universal City Florida Partners ("Universal City").

    4. Consulting Agreement, dated as of July 1, 1995, between AHN, Inc. and The Providence Journal Broadcasting Corp.

    5. Sublease Agreement, dated as of August 1, 1995, between AHN, Inc. and Providence Journal Satellite Services, Inc.

    6. Telemarketing and Fulfillment Services Agreement, executed on June 20, 1995 and June 28, 1995, between AHN, Inc. and National Call Center, Inc.

    7. Fiber Optics Service Agreement, dated February 29, 1996, between AHN, Inc. and Triumph Communications, Inc. ("Triumph").

The Company is seeking the consent of Hughes Communications Galaxy, Inc. ("Hughes") to the assignment of the Sublease Agreement pursuant to which AHN Inc. subleased a transmission signal from Providence Journal Satellite Services, Inc.


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